                                                           EXHIBIT 4.1



                     LASER MORTGAGE MANAGEMENT, INC.
                INCORPORATED UNDER THE LAWS OF MARYLAND

THIS CERTIFICATE IS TRANSFERABLE IN                      SEE REVERSE FOR
NEW YORK, NEW YORK                                    CERTAIN DEFINITIONS


                                                       CUSIP 518060-10-0


THIS CERTIFIES that








is the owner of

FULLY PAID AND NON-ASSESABLE SHARES OF COMMON STOCK PAR VALUE $0.001 PER
SHARE OF

                     LASER MORTGAGE MANAGEMENT, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

    This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar

                         [CERTIFICATE OF STOCK]

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers


Countersigned and Registered
    CHASEMELLON SHAREHOLDER SERVICES LLC                            /s/ Michael L. Smirlock
                                                                       CHAIRMAN OF THE BOARD
                              LASER MORTGAGE MANAGEMENT, INC.
                                      INCORPORATED
                     Transfer Agent       1997
                      and Registrar                                       /s/ Robert J. Gartner
                                                                                   SECRETARY
By

                  Authorized Signature

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The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM -- as tenants in common     UNIF GIFT MIN ACT -- ......Custodian......
                                                                (Cust)        (Minor)
      TEN ENT -- as tenants by the entireties             under Uniform Gifts to Minors
      JT TEN  -- as joint tenants with right of
                 survivorship and not as tenants          Act..........................
                 in common                                            (State)
                 Additional abbreviations may also be used though not in the above list.

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


For Value Received.......................hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
[                                     ].........................................


 ................................................................................
Please print or typewrite name and address including postal zip code of assignee

 ................................................................................

 ..........................................................................Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

 ................................................................................
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated.............................

                                  ..............................................

    The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the secretary of the Corporation or to its transfer agent.

    Keep this certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

    The securities represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer. Subject to certain further restrictions and except as expressly provided in the Corporation's charter, (i) no Person may Beneficially Own or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent (in value or number of shares) of the outstanding shares of Common Stock of the Corporation unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own shares of capital stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of capital stock of the Corporation, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own shares of capital stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and
(iv) no Person may Transfer shares of capital stock if such Transfer would result in the shares of capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own shares of capital stock which causes or will cause a Person to Beneficially Own or Constructively Own shares of capital stock in excess or in violation of the above limitations must immediately notify the Corporation. Attempted transfers of ownership in violation of these restrictions shall be null and void AB INITIO. In addition, if any of the restrictions on transfer or ownership are violated, the shares of capital stock represented hereby may be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void AB INITIO. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of capital stock of the Corporation on request and without charge.